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                                                                Exhibit 10.31.10

                           AMENDMENT NUMBER THIRTEEN
                                     to the
             Amended and Restated Master Loan and Security Agreement
                           Dated as of March 27, 2000
                                      among
                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                                       and
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

          This AMENDMENT NUMBER THIRTEEN is made this 31st day of March, 2006, (the "Effective Date") among HANOVER CAPITAL MORTGAGE HOLDINGS, INC. having an address at 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817 ("the Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2000, by and between the Borrower, Hanover Capital Partners Ltd. and the Lender, as amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                    RECITALS

          WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1. As of the Effective Date, the following definitions shall be inserted into Section 1.01:

          "Stockholder's Equity" shall mean, as of any date, the amount of the total equity capitalization of the Borrower and its consolidated Subsidiaries as shown on its balance sheet as of such date and calculated in accordance with GAAP.

          "Subordinated Debt" shall mean all Indebtedness to a Trust Preferred Subsidiary which appears on the Borrower's balance sheet as "Liability to subsidiary trusts issuing preferred and capital securities".

          "Trust Preferred Subsidiary" means any statutory trust that is a Subsidiary of the Borrower created for the sole purpose of issuing and selling its preferred securities and using the proceeds therefrom to acquire junior subordinated Indebtedness of the Borrower.

     SECTION 2. As of the Effective Date, the definition of Tangible Net Worth in Section 1.01 shall be deleted and replaced in its entirety with the following:

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          "Tangible Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries including any Subordinated Debt, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense.

     SECTION 3. As of the Effective Date, Section 7.09(a) of the Agreement shall be deleted and the following shall be inserted in its place:

               "(a) Maintenance of Tangible Net Worth. Hanover Capital Holdings shall at all times maintain Tangible Net Worth of not less than $56,000,000, of which a minimum of $45,000,000 shall be comprised of Stockholder's Equity."

     SECTION 4. As of the Effective Date, a new Section shall be inserted after
Section 7.26 as follows:

               "7.27 Certificate of a Responsible Officer of the Borrower. Not later than 90 days after the Company's filing of each Form 10-K, and within 30 days after the filing of each Form 10-Q, (and, if Lender reasonably requests at any other time, not later than the last Business Day of such month following such Lender request), Borrower shall forward to the Lender (to the attention of the Credit Department) a certificate of a Responsible Officer of such Borrower which demonstrates that such Borrower is in compliance with the covenants set forth in Section 7.09 of this Loan Agreement."

     SECTION 5. Effectiveness. This Amendment Number Thirteen shall be effective as of the Effective Date.

     SECTION 6. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     SECTION 7. Fees and Expenses. The Borrower agrees to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number Thirteen (including all reasonable fees and out of pocket costs and expenses of the Lender's legal counsel incurred in connection with this Amendment Number Thirteen), in accordance with Section 11.03 of the Agreement

     SECTION 8. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Thirteen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any
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reference in any of such items to the Agreement being sufficient to refer to the
Agreement as amended hereby.

     SECTION 9. Representations. The Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

     SECTION 10. Governing Law. This Amendment Number Thirteen shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     SECTION 11. Counterparts.. This Amendment Number Thirteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the Borrower and the Lender have caused this
Amendment Number Thirteen to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                        HANOVER CAPITAL MORTGAGE HOLDINGS INC.
                                        (Borrower)


                                        By: /s/ John A. Burchett
                                            ------------------------------------
                                        Name: John A. Burchett
                                        Title: President and CEO


                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC.
                                        (Lender)


                                        By: /s/ Anthony Palmisano
                                            ------------------------------------
                                        Name: Anthony Palmisano
                                        Title: Managing Director